EXHIBIT 5.1
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             [LETTERHEAD OF BURNET, DUCKWORTH & PALMER LLP LAW FIRM]



July 28, 2003

Securities and Exchange Commissions


Dear Sirs:

We have acted as Canadian counsel to Baytex Energy Ltd. (the "Company") in connection with the registration statement on Form F-10 (the "Registration Statement") being filed on July 28, 2003 by the Company with the Securities and Exchange Commission under the United States of America Securities Act of 1933, as amended.

We hereby consent to the reference to our name in the Registration Statement.

DATED this 28th day of July, 2003.

Yours truly,

/s/ Burnet, Duckworth & Palmer LLP

Burnet, Duckworth & Palmer LLP